Exhibit 99.1

Yum China Reports Third Quarter 2026 Results

Grew Revenue 8%, Operating Profit 13% and Diluted EPS 20%

15th Consecutive Quarter of Same-Store Transaction Growth; Year-over-Year Expansion in Both Restaurant and OP Margins

Achieved Record Net New Store Openings in the First Nine Months, Raising 2026 Full-Year Target to Over 2,400

On Track to Return $1.5 Billion to Shareholders in 2026, ~10% of Current Market Capitalization

Shanghai, China (November 3, 2026) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the third quarter ended September 30, 2026.

Third Quarter Highlights

•
Total system sales grew 3% year over year (“YoY”), excluding foreign currency translation (“F/X”).
•
Same-store sales reached 97% of the prior year’s level. Same-store transactions grew 3% YoY, the 15th consecutive quarter of growth.
•
Total revenues increased 8% YoY to $3.5 billion, or a 2% increase excluding F/X.
•
Opened 692 net new stores, a quarterly record high, with 44% opened by franchisees. As of September 30, 2026, total store count reached 19,989, with 19% of stores operated by franchisees.
•
Operating profit grew 13% YoY to $451 million. Core operating profit grew 6% YoY.
•
OP margin was 13.0%, an increase of 50 basis points YoY, the 10th consecutive quarter of OP margin expansion.
•
Restaurant margin was 17.8%, an increase of 50 basis points YoY, supported by streamlined operations and favorable commodity prices, which more than offset the impact of value-for-money offerings, sales deleveraging and increased rider cost from a higher delivery mix. Pizza Hut license fee savings also contributed to margin expansion.
•
Diluted EPS increased 20% YoY to $0.91, or up 12% excluding F/X, and up 8% further excluding the impact1 of mark-to-market equity investments.
•
Returned $362 million to shareholders in the third quarter through $263 million in share repurchases and $99 million in cash dividends. In the first nine months of 2026, the Company returned $1,080 million to shareholders.
•
Delivery sales grew 7% YoY. Delivery contributed approximately 54% of total Company sales, up from 51% in the same quarter last year and the same as the prior quarter.
•
Active Members of KFC or Pizza Hut, defined as those who transacted in the past 12 months, exceeded 278 million, representing a 6% YoY increase.
•
Completed the acquisition of the Pizza Hut brand in Mainland China on August 7, 2026.

CEO Comments

Joey Wat, CEO of Yum China, commented, “We delivered year-over-year growth in system sales, operating profit and OP margin for the 10th consecutive quarter, despite a dynamic operating environment. Importantly, our diluted EPS has grown by double digits year-to-date and in each of the past three years, excluding the impact of mark-to-market equity investments and foreign exchange. These results demonstrate the resilience of our business model, disciplined execution, and our commitment to delivering sustainable value to shareholders. Same-store sales faced pressure from tough comparisons against last year’s delivery platform subsidies and adverse weather in August. We captured incremental demand across a broader range of consumption occasions such as smaller orders and solo dining, and grew same-store transactions for the 15th consecutive quarter. To pursue significant opportunities in China, we accelerated store openings across Company-owned and franchise stores, leveraging our tailored store formats and menus and keeping us on track to surpass 20,500 stores this year.”

Wat continued, “We continue to build our brand and attract more customers to our stores through compelling in-store-only offers and experience, and greater takeaway convenience. Dine-in and takeaway performance improved sequentially, bucking the previous trend. Meanwhile, our side-by-side modules, which target new occasions and drive incremental sales and profit, maintained strong momentum and hit key milestones. KCOFFEE cafes crossed 4,000 locations, KPRO exceeded 700 locations, and Pizza Hut’s Burger Bar surpassed 300 locations. We are also expanding car-side pickup to drive takeaway, now covering over 9,000 KFC locations. As for our core menu, we continue to innovate around hero products to drive repeat purchases and attract new customers. Together, these growth drivers reinforce our confidence in sustainable growth. Looking ahead, on a three-year basis, we remain committed to the growth algorithm we outlined at our Investor Day.”

1 Refers to a 6-cent favorable F/X impact in this quarter and a mark-to-market loss of 2 cents in the third quarter of 2025.

Key Financial Results

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
System Sales Growth (2) (%)	3	4	NM	NM	4	4	NM	NM
Same-Store Sales Growth (2) (%)	(3)	1	NM	NM	(1)	1	NM	NM
Operating Profit ($mn)	451	400	+13	+6	1,246	1,103	+13	+6
Adjusted Operating Profit (3) ($mn)	451	400	+13	+6	1,246	1,103	+13	+6
Core Operating Profit (3) (4) ($mn)	423	400	NM	+6	1,174	1,103	NM	+6
OP Margin (5) (%)	13.0	12.5	+0.5	+0.4	12.6	12.3	+0.3	+0.3
Core OP Margin (3) (6) (%)	12.9	12.5	NM	+0.4	12.6	12.3	NM	+0.3
Net Income ($mn)	311	282	+10	+3	864	789	+10	+3
Adjusted Net Income (3) ($mn)	311	282	+10	+3	864	789	+10	+3
Diluted Earnings Per Common Share ($)	0.91	0.76	+20	+12	2.48	2.11	+18	+11
Adjusted Diluted Earnings Per Common Share (3) ($)	0.91	0.76	+20	+12	2.48	2.11	+18	+11

2 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

3See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

4 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at average exchange rates of the prior year period.

5 OP margin refers to operating profit as a percentage of total revenues.

6 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return $1.5 billion each year from 2024 to 2026, which is annually around 10% of Yum China’s market capitalization as of October 30, 2026.
•
In the first nine months of 2026, the Company returned $1,080 million in capital to shareholders through $778 million in share repurchases and $302 million in cash dividends.
•
In November 2026, Yum China’s board of directors (the "Board") increased the Company's share repurchase authorization by $1 billion. With the increased authorization, approximately $1.3 billion remained available for future share repurchases.
•
The Board declared a cash dividend of $0.29 per share on Yum China’s common stock, payable on December 22, 2026, to shareholders of record as of the close of business on December 1, 2026.
•
Starting in 2027, the Company plans to return approximately 100% of annual free cash flow after subsidiaries’ dividend payments to non-controlling interests. This is anticipated to translate into an average annual return of approximately $900 million to over $1 billion in 2027 and 2028, and to exceed $1 billion in 2028.

KFC

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	14,307	12,640	+13	NM	14,307	12,640	+13	NM
System Sales Growth (%)	3	5	NM	NM	5	5	NM	NM
Same-Store Sales Growth (%)	(3)	2	NM	NM	Even	1	NM	NM
Total Revenues ($mn)	2,597	2,404	+8	+2	7,388	6,746	+10	+3
Operating Profit ($mn)	425	384	+10	+4	1,174	1,062	+10	+4
Core Operating Profit ($mn)	400	384	NM	+4	1,109	1,062	NM	+4
OP Margin (%)	16.3	16.0	+0.3	+0.3	15.9	15.8	+0.1	+0.1
Restaurant Margin (%)	18.6	18.5	+0.1	+0.1	18.3	18.4	(0.1)	(0.1)
•
System sales for KFC grew 3% YoY. Same-store sales reached 97% of the prior year’s level. Same-store transactions grew 3% YoY, driven in part by incremental smaller orders from new customer segments and occasions such as KCOFFEE and KPRO. Ticket average was 5% lower YoY.
•
Delivery sales grew 7% YoY, contributing approximately 54% of KFC’s Company sales, up from 51% in the same quarter last year and the same as the prior quarter.

•
KFC opened 518 net new stores during the quarter, including 269 opened by franchisees, representing 52% of net new store openings. Total store count reached 14,307 as of September 30, 2026, with 18% of stores operated by franchisees.
•
Operating profit grew 10% YoY to $425 million, a record third-quarter level. Core operating profit increased 4% YoY.
•
OP margin was 16.3%, an increase of 30 basis points YoY.
•
Restaurant margin was 18.6%, an increase of 10 basis points YoY, primarily due to streamlined operations and favorable commodity prices, partially offset by the impact of value-for-money offerings, sales deleveraging, and increased rider cost resulting from a higher delivery mix.

Pizza Hut

	Third Quarter				Year to Date Ended 9/30
			%/ppts Change				%/ppts Change
	2026	2025	Reported	Ex F/X	2026	2025	Reported	Ex F/X
Restaurants	4,740	4,022	+18	NM	4,740	4,022	+18	NM
System Sales Growth (%)	1	4	NM	NM	4	3	NM	NM
Same-Store Sales Growth (%)	(3)	1	NM	NM	(1)	1	NM	NM
Total Revenues ($mn)	665	635	+5	(1)	1,913	1,784	+7	+1
Operating Profit ($mn)	73	57	+29	+21	195	163	+20	+13
Core Operating Profit ($mn)	69	57	NM	+21	184	163	NM	+13
OP Margin (%)	11.0	8.9	+2.1	+2.0	10.2	9.1	+1.1	+1.1
Restaurant Margin (%)	15.3	13.4	+1.9	+1.9	14.4	13.7	+0.7	+0.7
•
System sales for Pizza Hut grew 1% YoY. Same-store sales reached 97% of the prior year’s level. Same-store transactions grew 5% YoY, marking the 15th consecutive quarter of growth. In line with Pizza Hut’s mass-market strategy, ticket average moved closer to the target range, primarily driven by value-for-money offerings and incremental smaller orders such as those from solo diners.
•
Delivery sales grew 8% YoY, contributing approximately 53% of Pizza Hut’s Company sales, up from 48% in the same quarter last year and slightly up from 52% in the prior quarter.
•
Pizza Hut opened 191 net new stores during the quarter, including 91 opened by franchisees, representing 48% of net new store openings. Total store count reached 4,740 as of September 30, 2026, with 13% of stores operated by franchisees.
•
Operating profit grew 29% YoY to $73 million. Core operating profit increased 21% YoY.
•
OP margin was 11.0%, expanding 210 bps YoY, supported by savings from Pizza Hut license fees previously payable to Yum! Brands.
•
Restaurant margin was 15.3%, an increase of 190 basis points YoY, primarily due to streamlined operations, automation, savings from Pizza Hut license fees and favorable commodity prices, partially offset by the impact of value-for-money offerings, increased costs associated with a higher delivery sales mix and sales deleveraging.

2026 Outlook

The Company targets:

•
Total stores of over 20,500, or more than 2,400 net new stores.
•
40-50% franchise mix of net new stores for both KFC and Pizza Hut.
•
Capital expenditures of approximately $600 million to $700 million.
•
$1.5 billion capital return to shareholders.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Tuesday, November 3, 2026 (8:00 p.m. Beijing/Hong Kong Time on Tuesday, November 3, 2026).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/dtz2kvag.

To join by phone, please register in advance through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BI1c9a9b8fd5294f0fa2f25e5677810699

A replay of the webcast will be available two hours after the event and will remain accessible until November 2, 2027. Earnings release and accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China’s Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to our projected capital returns for 2026, 2027, and 2028 and those set forth under the section titled “2026 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, net new stores, franchise mix of net new stores, capital expenditures, capital returns, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns, anticipated effects of population and macroeconomic trends, execution of the Company’s RGM 3.0 strategy, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic, trade relations, regulatory conditions in China and the U.S., and those set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 19,000 restaurants under six brands across over 2,800 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. The Pizza Hut brand in Mainland China is owned by Yum China. In addition, Yum China has also partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world's most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com
Media Contact:
Tel: +86 21 2407 3824 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2026	9/30/2025	B/(W)		9/30/2026	9/30/2025	B/(W)
Revenues
Company sales	$3,214	$2,998	7		$9,171	$8,412	9
Franchise fees and income	32	28	17		91	79	16
Revenues from transactions with franchisees	183	140	30		494	376	31
Other revenues	48	40	19		130	107	21
Total revenues	3,477	3,206	8		9,886	8,974	10
Costs and Expenses, Net
Company restaurants
Food and paper	1,011	939	(8)		2,892	2,623	(10)
Payroll and employee benefits	851	785	(9)		2,468	2,216	(11)
Occupancy and other operating expenses	778	755	(3)		2,215	2,112	(5)
Company restaurant expenses	2,640	2,479	(7)		7,575	6,951	(9)
General and administrative expenses	155	143	(8)		431	412	(5)
Franchise expenses	13	11	(9)		37	32	(15)
Expenses for transactions with franchisees	172	134	(28)		470	361	(30)
Other operating costs and expenses	42	35	(19)		111	94	(19)
Closures and impairment expenses, net	4	4	(20)		16	22	23
Other income, net	—	—	NM		—	(1)	NM
Total costs and expenses, net	3,026	2,806	(8)		8,640	7,871	(10)
Operating Profit	451	400	13		1,246	1,103	13
Interest income, net	7	23	(70)		35	74	(55)
Investment gain (loss)	5	(10)	NM		(12)	(25)	52
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	463	413	12		1,269	1,152	10
Income tax provision	(130)	(114)	(14)		(345)	(313)	(10)
Equity in net earnings (losses) from equity method investments	2	6	(64)		6	12	(41)
Net income – including noncontrolling interests	335	305	10		930	851	9
Net income – noncontrolling interests	24	23	(3)		66	62	(5)
Net Income – Yum China Holdings, Inc.	$311	$282	10		$864	$789	10
Effective tax rate	28.2%	27.6%	(0.6)	ppts.	27.2%	27.2%	—	ppts.

Basic Earnings Per Common Share	$0.91	$0.76			$2.49	$2.12
Weighted-average shares outstanding (in millions)	342	368			347	372

Diluted Earnings Per Common Share	$0.91	$0.76			$2.48	$2.11
Weighted-average shares outstanding (in millions)	343	369			348	374

OP margin	13.0%	12.5%	0.5	ppts.	12.6%	12.3%	0.3	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.5	31.3	(0.2)	ppts.	31.5	31.2	(0.3)	ppts.
Payroll and employee benefits	26.5	26.2	(0.3)	ppts.	26.9	26.3	(0.6)	ppts.
Occupancy and other operating expenses	24.2	25.2	1.0	ppts.	24.2	25.1	0.9	ppts.
Restaurant margin	17.8%	17.3%	0.5	ppts.	17.4%	17.4%	—	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2026	9/30/2025	B/(W)		9/30/2026	9/30/2025	B/(W)
Revenues
Company sales	$2,547	$2,363	8		$7,251	$6,630	9
Franchise fees and income	26	22	20		73	62	20
Revenues from transactions with franchisees	23	18	26		61	51	20
Other revenues	1	1	4		3	3	(1)
Total revenues	2,597	2,404	8		7,388	6,746	10
Costs and Expenses, Net
Company restaurants
Food and paper	783	725	(8)		2,239	2,041	(10)
Payroll and employee benefits	673	616	(9)		1,946	1,726	(13)
Occupancy and other operating expenses	618	586	(5)		1,741	1,641	(6)
Company restaurant expenses	2,074	1,927	(8)		5,926	5,408	(10)
General and administrative expenses	66	66	(1)		194	186	(4)
Franchise expenses	12	9	(18)		33	28	(18)
Expenses for transactions with franchisees	17	15	(11)		47	44	(7)
Other operating costs and expenses	—	1	64		1	3	60
Closures and impairment expenses, net	3	2	(67)		13	15	14
Total costs and expenses, net	2,172	2,020	(8)		6,214	5,684	(9)
Operating Profit	$425	$384	10		$1,174	$1,062	10
OP margin	16.3%	16.0%	0.3	ppts.	15.9%	15.8%	0.1	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.7	30.7	—	ppts.	30.9	30.8	(0.1)	ppts.
Payroll and employee benefits	26.4	26.1	(0.3)	ppts.	26.8	26.0	(0.8)	ppts.
Occupancy and other operating expenses	24.3	24.7	0.4	ppts.	24.0	24.8	0.8	ppts.
Restaurant margin	18.6%	18.5%	0.1	ppts.	18.3%	18.4%	(0.1)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	9/30/2026	9/30/2025	B/(W)		9/30/2026	9/30/2025	B/(W)
Revenues
Company sales	$654	$624	5		$1,885	$1,753	8
Franchise fees and income	4	3	37		10	7	39
Revenues from transactions with franchisees	3	2	61		8	5	50
Other revenues	4	6	(38)		10	19	(47)
Total revenues	665	635	5		1,913	1,784	7
Costs and Expenses, Net
Company restaurants
Food and paper	224	210	(7)		641	573	(12)
Payroll and employee benefits	176	166	(6)		515	483	(6)
Occupancy and other operating expenses	154	164	6		457	456	—
Company restaurant expenses	554	540	(3)		1,613	1,512	(7)
General and administrative expenses	31	27	(10)		85	79	(7)
Franchise expenses	—	1	38		3	3	(9)
Expenses for transactions with franchisees	2	2	(36)		6	5	(29)
Other operating costs and expenses	4	6	41		9	17	49
Closures and impairment expenses, net	1	2	34		2	5	48
Total costs and expenses, net	592	578	(2)		1,718	1,621	(6)
Operating Profit	$73	$57	29		$195	$163	20
OP margin	11.0%	8.9%	2.1	ppts.	10.2%	9.1%	1.1	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	34.3	33.7	(0.6)	ppts.	34.0	32.7	(1.3)	ppts.
Payroll and employee benefits	26.9	26.7	(0.2)	ppts.	27.3	27.6	0.3	ppts.
Occupancy and other operating expenses	23.5	26.2	2.7	ppts.	24.3	26.0	1.7	ppts.
Restaurant margin	15.3%	13.4%	1.9	ppts.	14.4%	13.7%	0.7	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	9/30/2026	12/31/2025
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$535	$506
Short-term investments	1,132	878
Accounts receivable, net	117	95
Inventories, net	434	438
Prepaid expenses and other current assets	390	440
Total Current Assets	2,608	2,357
Property, plant and equipment, net	2,660	2,543
Operating lease right-of-use assets	2,072	2,189
Goodwill	2,046	1,963
Intangible assets, net	1,416	148
Long-term bank deposits and notes	670	678
Equity investments	390	387
Deferred income tax assets	166	156
Other assets	379	362
Total Assets	12,407	10,783

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,234	2,127
Short-term borrowings	1,549	30
Income taxes payable	135	89
Total Current Liabilities	3,918	2,246
Non-current operating lease liabilities	1,709	1,823
Non-current finance lease liabilities	47	51
Deferred income tax liabilities	468	406
Other liabilities	169	158
Total Liabilities	6,311	4,684

Redeemable Noncontrolling Interest	—	—

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 339 million shares and 355 million shares issued at September 30, 2026 and December 31, 2025, respectively; 339 million shares and 354 million shares outstanding at September 30, 2026 and December 31, 2025, respectively.	3	4
Treasury stock	(14)	(28)
Additional paid-in capital	3,643	3,796
Retained earnings	1,707	1,764
Accumulated other comprehensive income (loss)	22	(157)
Total Yum China Holdings, Inc. Stockholders' Equity	5,361	5,379
Noncontrolling interests	735	720
Total Equity	6,096	6,099
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,407	$10,783

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	9/30/2026	9/30/2025
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$930	$851
Depreciation and amortization	358	333
Non-cash operating lease cost	314	299
Closures and impairment expenses	16	22
Investment loss	12	25
Equity in net (earnings) losses from equity method investments	(6)	(12)
Distributions of income received from equity method investments	11	9
Deferred income taxes	(6)	(10)
Share-based compensation expense	33	32
Changes in accounts receivable	(19)	(5)
Changes in inventories	22	25
Changes in prepaid expenses, other current assets and value-added tax assets	69	(19)
Changes in accounts payable and other current liabilities	21	(9)
Changes in income taxes payable	42	61
Changes in non-current operating lease liabilities	(275)	(301)
Other, net	(41)	40
Net Cash Provided by Operating Activities	1,481	1,341
Cash Flows – Investing Activities
Capital spending	(417)	(385)
Purchases of short-term investments, long-term bank deposits and notes	(6,011)	(6,162)
Maturities of short-term investments, long-term bank deposits and notes	5,819	6,245
Acquisition of intangible assets	(1,202)	—
Acquisition of equity investment	—	(14)
Other, net	9	—
Net Cash Used in Investing Activities	(1,802)	(316)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	1,561	29
Repayment of short-term borrowings	(51)	(129)
Repurchase of shares of common stock	(793)	(692)
Cash dividends paid on common stock	(302)	(268)
Dividends paid to noncontrolling interests	(63)	(31)
Acquisition of noncontrolling interests	—	(8)
Other, net	(11)	(8)
Net Cash Provided by (Used in) Financing Activities	341	(1,107)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	9	7
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	29	(75)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	506	723
Cash, Cash Equivalents, and Restricted Cash - End of Period	$535	$648

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2025	New Builds	Closures	Acquired	Refranchised	9/30/2026
Company-owned	11,032	1,013	(283)	1	(14)	11,749
Franchisees	1,965	611	(31)	(1)	14	2,558
Total	12,997	1,624	(314)	—	—	14,307

Pizza Hut

	12/31/2025	New Builds	Closures	9/30/2026
Company-owned	3,830	473	(167)	4,136
Franchisees	338	275	(9)	604
Total	4,168	748	(176)	4,740

Others

	12/31/2025	New Builds	Closures	9/30/2026
Company-owned	198	107	(26)	279
Franchisees	738	173	(248)	663
Total	936	280	(274)	942

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year to Date Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$451	$400	$1,246	$1,103
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	$451	$400	$1,246	$1,103
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$311	$282	$864	$789
Special Items, Net Income –Yum China Holdings, Inc.	—	—	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$311	$282	$864	$789
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.91	$0.76	$2.49	$2.12
Special Items, Basic Earnings Per Common Share	—	—	—	—
Adjusted Basic Earnings Per Common Share	$0.91	$0.76	$2.49	$2.12
Diluted Earnings Per Common Share	$0.91	$0.76	$2.48	$2.11
Special Items, Diluted Earnings Per Common Share	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.91	$0.76	$2.48	$2.11
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	28.2%	27.6%	27.2%	27.2%
Impact on effective tax rate as a result of Special Items	—	—	—	—
Adjusted effective tax rate	28.2%	27.6%	27.2%	27.2%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year to Date Ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025

Net Income – Yum China Holdings, Inc.	$311	$282	$864	$789
Net income – noncontrolling interests	24	23	66	62
Equity in net (earnings) losses from equity method investments	(2)	(6)	(6)	(12)
Income tax provision	130	114	345	313
Interest income, net	(7)	(23)	(35)	(74)
Investment (gain) loss	(5)	10	12	25
Operating Profit	451	400	1,246	1,103
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	451	400	1,246	1,103
Depreciation and amortization	121	114	358	333
Store impairment charges	6	6	24	25
Adjusted EBITDA	$578	$520	$1,628	$1,461

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year to Date Ended		% Change
	9/30/2026	9/30/2025	B/(W)		9/30/2026	9/30/2025	B/(W)

Operating Profit	$451	$400	13		$1,246	$1,103	13
Special Items, Operating Profit	—	—			—	—
Adjusted Operating Profit	$451	$400	13		$1,246	$1,103	13
Items Affecting Comparability	—	—			—	—
F/X impact	(28)	—			(72)	—
Core Operating Profit	$423	$400	6		$1,174	$1,103	6
Total revenues	3,477	3,206	8		9,886	8,974	10
F/X impact	(203)	—			(545)	—
Total revenues, excluding the impact of F/X	$3,274	$3,206	2		$9,341	$8,974	4
Core OP margin	12.9%	12.5%	0.4	ppts.	12.6%	12.3%	0.3	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 9/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,547	$654	$13	$—	$—	$3,214
Franchise fees and income	26	4	2	—	—	32
Revenues from transactions with franchisees(2)	23	3	30	127	—	183
Other revenues	1	4	262	26	(245)	48
Total revenues	$2,597	$665	$307	$153	$(245)	$3,477
Company restaurant expenses	2,074	554	13	—	(1)	2,640
General and administrative expenses	66	31	7	51	—	155
Franchise expenses	12	—	1	—	—	13
Expenses for transactions with franchisees(2)	17	2	28	125	—	172
Other operating costs and expenses	—	4	256	26	(244)	42
Closures and impairment expenses, net	3	1	—	—	—	4
Total costs and expenses, net	2,172	592	305	202	(245)	3,026
Operating Profit (Loss)	$425	$73	$2	$(49)	$—	$451

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 9/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$425	$73	$2	$(49)	$—	$451
Less:
Franchise fees and income	26	4	2	—	—	32
Revenues from transactions with franchisees(2)	23	3	30	127	—	183
Other revenues	1	4	262	26	(245)	48
Add:
General and administrative expenses	66	31	7	51	—	155
Franchise expenses	12	—	1	—	—	13
Expenses for transactions with franchisees(2)	17	2	28	125	—	172
Other operating costs and expenses	—	4	256	26	(244)	42
Closures and impairment expenses, net	3	1	—	—	—	4
Restaurant profit	$473	$100	$—	$—	$1	$574
Company sales	2,547	654	13	—	—	3,214
Restaurant margin	18.6%	15.3%	(3.3)%	N/A	N/A	17.8%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 9/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$425	$73	$2	$(49)	$—	$451
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$425	$73	$2	$(49)	$—	$451
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(25)	(4)	—	1	—	(28)
Core Operating Profit (Loss)	$400	$69	$2	$(48)	$—	$423

	Quarter Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,363	$624	$11	$—	$—	$2,998
Franchise fees and income	22	3	3	—	—	28
Revenues from transactions with franchisees(2)	18	2	23	97	—	140
Other revenues	1	6	235	18	(220)	40
Total revenues	$2,404	$635	$272	$115	$(220)	$3,206
Company restaurant expenses	1,927	540	12	—	—	2,479
General and administrative expenses	66	27	7	43	—	143
Franchise expenses	9	1	1	—	—	11
Expenses for transactions with franchisees(2)	15	2	21	96	—	134
Other operating costs and expenses	1	6	230	18	(220)	35
Closures and impairment expenses, net	2	2	—	—	—	4
Total costs and expenses, net	2,020	578	271	157	(220)	2,806
Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400
Less:
Franchise fees and income	22	3	3	—	—	28
Revenues from transactions with franchisees(2)	18	2	23	97	—	140
Other revenues	1	6	235	18	(220)	40
Add:
General and administrative expenses	66	27	7	43	—	143
Franchise expenses	9	1	1	—	—	11
Expenses for transactions with franchisees(2)	15	2	21	96	—	134
Other operating costs and expenses	1	6	230	18	(220)	35
Closures and impairment expenses, net	2	2	—	—	—	4
Restaurant profit (loss)	$436	$84	$(1)	$—	$—	$519
Company sales	2,363	624	11	—	—	2,998
Restaurant margin	18.5%	13.4%	(8.2)%	N/A	N/A	17.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$384	$57	$1	$(42)	$—	$400

	Year to Date Ended 9/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$7,251	$1,885	$35	$—	$—	$9,171
Franchise fees and income	73	10	8	—	—	91
Revenues from transactions with franchisees(2)	61	8	81	344	—	494
Other revenues	3	10	745	73	(701)	130
Total revenues	$7,388	$1,913	$869	$417	$(701)	$9,886
Company restaurant expenses	5,926	1,613	38	—	(2)	7,575
General and administrative expenses	194	85	21	131	—	431
Franchise expenses	33	3	1	—	—	37
Expenses for transactions with franchisees(2)	47	6	76	341	—	470
Other operating costs and expenses	1	9	730	70	(699)	111
Closures and impairment expenses, net	13	2	1	—	—	16
Total costs and expenses, net	6,214	1,718	867	542	(701)	8,640
Operating Profit (Loss)	$1,174	$195	$2	$(125)	$—	$1,246

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 9/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,174	$195	$2	$(125)	$—	$1,246
Less:
Franchise fees and income	73	10	8	—	—	91
Revenues from transactions with franchisees(2)	61	8	81	344	—	494
Other revenues	3	10	745	73	(701)	130
Add:
General and administrative expenses	194	85	21	131	—	431
Franchise expenses	33	3	1	—	—	37
Expenses for transactions with franchisees(2)	47	6	76	341	—	470
Other operating costs and expenses	1	9	730	70	(699)	111
Closures and impairment expenses, net	13	2	1	—	—	16
Restaurant profit (loss)	$1,325	$272	$(3)	$—	$2	$1,596
Company sales	7,251	1,885	35	—	—	9,171
Restaurant margin	18.3%	14.4%	(6.4)%	N/A	N/A	17.4%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 9/30/2026
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,174	$195	$2	$(125)	$—	$1,246
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,174	$195	$2	$(125)	$—	$1,246
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(65)	(11)	—	4	—	(72)
Core Operating Profit (Loss)	$1,109	$184	$2	$(121)	$—	$1,174

	Year to Date Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$6,630	$1,753	$29	$—	$—	$8,412
Franchise fees and income	62	7	10	—	—	79
Revenues from transactions with franchisees(2)	51	5	59	261	—	376
Other revenues	3	19	577	52	(544)	107
Total revenues	$6,746	$1,784	$675	$313	$(544)	$8,974
Company restaurant expenses	5,408	1,512	32	—	(1)	6,951
General and administrative expenses	186	79	23	124	—	412
Franchise expenses	28	3	1	—	—	32
Expenses for transactions with franchisees(2)	44	5	54	258	—	361
Other operating costs and expenses	3	17	565	52	(543)	94
Closures and impairment expenses, net	15	5	2	—	—	22
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	5,684	1,621	677	433	(544)	7,871
Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103
Less:
Franchise fees and income	62	7	10	—	—	79
Revenues from transactions with franchisees(2)	51	5	59	261	—	376
Other revenues	3	19	577	52	(544)	107
Add:
General and administrative expenses	186	79	23	124	—	412
Franchise expenses	28	3	1	—	—	32
Expenses for transactions with franchisees(2)	44	5	54	258	—	361
Other operating costs and expenses	3	17	565	52	(543)	94
Closures and impairment expenses, net	15	5	2	—	—	22
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,222	$241	$(3)	$—	$1	$1,461
Company sales	6,630	1,753	29	—	—	8,412
Restaurant margin	18.4%	13.7%	(13.0)%	N/A	N/A	17.4%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 9/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$1,062	$163	$(2)	$(120)	$—	$1,103

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.